Exhibit 99.1

IHOP CORP.

FOR IMMEDIATE RELEASE

Stacy Roughan

Director, Investor Relations

IHOP Corp.

818-637-3632

JOHN JAKUBEK APPOINTED SENIOR VICE PRESIDENT OF

HUMAN RESOURCES FOR IHOP CORP.

GLENDALE, Calif., March 25, 2008 —   IHOP Corp. (NYSE: IHP) (“the Company”) today announced the appointment of John Jakubek to the position of senior vice president, human resources, effective March 31, 2008.  In this position, Jakubek will provide leadership for the Company’s human resource function at IHOP Corp. as well as within the Applebee’s and IHOP business units and will hold primary responsibility for leading the cultural integration of the two business units and the parent company.

Additionally, Jakubek will enable the role of human resources as a business partner and ensure the consistent integration of human resources strategies, plans and programs between the two brands. He will provide strategic leadership in the areas of employee relations, talent acquisition and staffing, retention, executive and organization development, succession planning, diversity, training and development, compensations and benefits, and governmental and legal compliance.

Jakubek most recently served as senior vice president of human resources for Oakwood Worldwide.  In this role, he oversaw talent acquisition, performance and talent management, compensation and benefits strategy and administration, as well as associate training, learning and development at Oakwood Worldwide.  Further, he was responsible for aligning Oakwood’s overall human capital strategy with the organization’s business goals.  Previously, Jakubek held vice president of human resources positions for ConAgra Foods, Inc., including vice president of human resources-supply chain where he was responsible for all human resources activities of the company’s 25,000 product supply employees at the unit’s 100+ manufacturing plant organizations.  Additionally, he provided human resources leadership for a number of significant organization and operations change efforts, including enterprise-wide supply chain integration initiatives, restructuring of the supply chain human resources team, business unit consolidation, as well as the development of labor management initiatives and labor relations strategies to realize significant operational efficiencies and cost savings.

Prior to ConAgra, Jakubek’s career included more than 30 years of human resources experience, serving some of America’s foremost corporations, including PepsiCo, Miller Brewing Company, and the Dial Corporation, throughout which he effectively implemented organization-wide human resources programs with an emphasis on customer service and a strong return on investment to each organization.

Jakubek earned a bachelor of science in industrial relations from Rider University.

About IHOP Corp.

Based in Glendale, California, IHOP Corp. franchises and operates restaurants under the International House of Pancakes, or IHOP, and the Applebee’s Neighborhood Grill & Bar brands.  With more than 3,300 restaurants combined, IHOP Corp. is the largest full-service restaurant company in the world.  IHOP Corp.’s common stock is listed on the NYSE under the symbol “IHP.”  For more information on IHOP Corp., visit the Investor Relations section of the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q, as well as releases, statements and SEC filings by Applebee’s International, Inc. prior to its acquisition by the Company. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.